                                                                   Exhibit 10.16

                                RELEASE AGREEMENT

     THIS RELEASE AGREEMENT (this "Agreement") is made and entered into as of
February 4, 2011, by and between Scott D. Bengfort ("Bengfort") and MONDAS
MINERALS CORP., a Delaware corporation ("Mondas").

     WHEREAS, Bengfort loaned or made expenditures on behalf of Mondas over a period of time while a principal or serving as an officer of Mondas;

     WHEREAS, Mondas is contemplating a change of control transaction in the form of a merger with Consumer Captial Group Inc., a California corporation
("CCG"), and one of the conditions precedent to the consummation of such transaction is that Mondas have zero liabilities at the time of closing;

     WHEREAS, the respective Boards of Directors of Mondas, CCG Acquisition
Corp. (its wholly owned subsidiary) ("Merger Subsidiary"), and CCG have approved the merger of Merger Subsidiary with and into CCG, with CCG being the surviving corporation, after which it will be a wholly-owned subsidiary of Mondas (the
"Merger"), all upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Merger shall be conducted pursuant to an Agreement and Plan of
Merger dated February 4, 2011 by and among Mondas, Merger Subsidiary, CCG and
Bengfort (the "Merger Agreement"); and

     WHEREAS, the parties are entering into this Agreement in order to provide for the release and discharge of any and all indebtedness owed by Mondas to
Bengfort.

     NOW, THEREFORE, for other good and valuable consideration, the receipt and adequacy of which is hereby accepted, the parties hereby agree as follows:

     1. Certain Definitions.

     "Affiliate" shall mean shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that
Person, whether through the ownership of voting securities, by contract or otherwise.

     "Closing" shall have the meaning assigned to such term in the Merger
Agreement.

     "Closing Date" shall mean the closing date of the Merger under the Merger
Agreement.

     "Indebtedness" means, with respect to any Person, all indebtedness of such
Person for borrowed money or the deferred purchase price of property or services, obligations of such Person evidenced by bonds, notes, indentures or similar instruments, obligations of such Person under interest rate agreements, currency hedging agreements, commodity price protection agreements or similar hedging instruments, capital lease obligations of such Person, redeemable capital stock of such Person and any other obligations of such Person classified as indebtedness under GAAP, or any and all other claims for money or other value, whether known or unknown, or agreed or by operation of law.
     "Person" shall include individuals, corporations, partnerships, limited liability companies, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Securities Exchange
Act of 1934, as amended).

     2. Resignation. Bengfort agrees to resign as sole director on the board of directors of Mondas effective on the Closing Date of the Merger.

     3. Representations and Warranties. Bengfort hereby represents and warrants that its representations and warranties made by Mondas to the other parties in the Merger Agreement are true and correct as of the date of the Closing, which
Section is incorporated into this Agreement by reference. Bengfort hereby further represents and warrants that he has not transferred any indebtedness to any third party, and no indebtedness held by Bengfort has been assumed by any third party.

     4. Confidentiality. Bengfort agrees that, except with the prior written permission of Mondas, it shall at all times hold in confidence and trust and not use or disclose any confidential information of Mondas provided to or learned by
Bengfort in connection with his prior dealings with Mondas, unless such confidential information (a) was publicly known and made generally available in the public domain prior to the time of disclosure by Mondas; (b) becomes publicly known and made generally available after disclosure by Mondas to
Bengfort through no fault of Bengfort; (c) is already in the possession of
Bengfort at the time of disclosure by Mondas, as shown by Bengfort's files and records; (d) is obtained by Bengfort from a third party without a breach of the third party's obligations of confidentiality; or (e) is independently developed by Bengfort without use of or reference to Mondas's confidential information, as shown by documents and other competent evidence in Bengfort's possession.
Notwithstanding the foregoing, Bengfort may disclose any confidential information of Mondas provided to or learned by Bengfort to the minimum extent necessary (i) as required by any court or other governmental body, provided that
Bengfort provides Mondas with prompt notice of such court order or requirement to Mondas to enable Mondas to seek a protective order or otherwise to prevent or restrict such disclosure; (ii) to legal counsel of Bengfort; (iii) in connection with the enforcement of this Agreement or any rights under this Agreement; or
(iv) to comply with applicable law.

     5. Non-Solicitation. For a period of at least twelve (12) months from the date of this Agreement, Bengfort agrees that he shall not directly or indirectly solicit or hire any officer, director, owner or employee of Mondas, or induce any such person to terminate his or her relationship with Mondas, or use any confidential information of Mondas received by them to do any of the foregoing, or provide such confidential information of Mondas to any third party to do any of the foregoing.

     6. Non-Disparagement. Bengfort shall not hereafter disparage or otherwise seek to impair or impugn the character, integrity or reputation of Mondas or, its shareholders, directors, officers, employees or agents. Bengfort agrees that any breach of this provision would result in irreparable injury and, accordingly, in addition to any legal remedy, Mondas and the parties referenced in this Section 7 shall be entitled to equitable or injunctive relief in any court of competent jurisdiction in the event of any breach or threatened breach of this provision.

     7. Release and Related Matters.

     (a) Release. Conditioned and effective upon Closing, Bengfort and, to the fullest extent permitted by law, each of Bengfort's past, present and future officers, directors, employees, agents, affiliates, attorneys, accountants, advisors, representatives, successors and assigns and all others claiming through that party or such other entities or persons (each a "Releasor"), hereby

                                       2
fully releases and forever discharges Mondas and each of Mondas's past, present and future officers, directors, employees, shareholders, agents, affiliates, attorneys, accountants, advisors, representatives, successors and assigns and all others claiming through that other party or such other entities or persons
(each, a "Releasee") from any and all liabilities, obligations and responsibilities for any and all Released Claims (as defined below).

     (b) Release Includes Known and Unknown Claims. The Releasors each understand and acknowledge that the Released Claims are intended to and do include any and all claims of every nature and kind whatsoever, whether known, unknown, suspected or unsuspected which the Releasors has, may have or may claim to have, against the Releasees based on, related to or arising out of the
Released Claims. The Releasors each hereby expressly and knowingly waive the provisions and benefits of any applicable statute which would impede waiver of unknown claims, and hereby acknowledges, agrees, and understands the following statement or similar language under any statute applicable to the Releasors:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR
        DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF
        EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY
        AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Releasors also further acknowledge and agree that they may hereafter discover facts different from, or in addition to, those which the Releasors now know or believe to be true with respect to the Released Claims, and the
Releasors each agree that, in such event, this Agreement and the release hereunder shall nevertheless be and remain effective in all respects, notwithstanding such different or additional facts, or the discovery thereof.

     (c) Certain Representations, Warranties and Covenants. Bengfort hereby represents, warrants and covenants that as of the date hereof (i) Bengfort has read this Agreement in its entirety, has had this Agreement explained by independent counsel of the its choice and is aware of the contents and legal effect of each and every provision of this Agreement; (ii) Bengfort has not sold, assigned or otherwise transferred any interest in any of the Released
Claims; and (iii) Bengfort will not participate in, commence or permit (to the extent within its control) the assertion or commencement of any demand, allegation, litigation or similar proceeding or action relating to any Released
Claims (including any direct or derivative claim) and will not encourage, assist or cooperate with any person pursuing or asserting any Released Claim, against any Mondas.

     (d) Indemnification. In the event that Bengfort breaches any of the representations, warranties and covenants in this Agreement, Bengfort shall indemnify and hold harmless the Releasees from any and all claims, losses, damages, expenses, obligations and liabilities, including court costs, the cost of any investigation, expert witnesses and preparation, and the reasonable attorneys' fees associated therewith, which arise or result therefrom or are incident or related thereto.

     (e) Definition of Released Claims. As used in this Agreement, "Released
Claims" mean any and all actual or alleged Indebtedness, liabilities, claims, actions, suits, causes of action, obligations, debts, controversies, disputes, promises, contracts, liens, judgments, agreements, promises or demands of any kind or nature, whether known or unknown, foreseen or unforeseen, direct or derivative, both at law and in equity, that Bengfort may or could have had or could claim to have had now or in the future against the Releasees arising out of, resulting from or relating or incident to any act or omission in connection with transactions, contracts, officer and director appointments, employment

                                       3
agreements or business dealings, or proposed transactions, contracts, officer and director appointments, employment agreements or business dealings, between
Bengfort and Mondas, through and up to the Closing Date.

     8. Miscellaneous.

     (a) Interpretation; Rules of Construction. This Agreement has been mutually negotiated by the parties and is to be interpreted according to its fair meaning and not strictly for or against any such party. Bengfort waives any rule of law or judicial precedent that provides that contractual ambiguities are to be construed against the party who shall have drafted the contractual provision in question. References in this Agreement to Sections or subsections are to
Sections and subsections of this Agreement unless expressly indicated otherwise.
"Including" means "including without limitation" and "or" is used in the inclusive sense of "and/or."

     (b) Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware, without regard to any principles of conflicts or choice of laws.

     (c) Parties in Interest. Nothing in this Agreement, expressed or implied, is intended to confer upon any person or entity other than Mondas and the other
Releasees (who are intended to be third party beneficiaries of this Agreement)
any rights or remedies under or by reason of this Agreement.

     (d) Severable Provisions. In the event that any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this
Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable.

     (e) Headings. The Section and subsection headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of any provision of this Agreement.

                  [Remainder of Page Left Blank Intentionally]

                                       4
     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                  MONDAS MINERALS CORP.

                                  By: /s/ Scott Bengfort
                                     ------------------------------------
                                     Scott Bengfort
                                     Chief Executive Officer

                                     /s/ Scott Bengfort
                                     ------------------------------------
                                     Scott Bengfort, an individual

NOTARY ACKNOWLEDGEMENT:

CCG ACKNOWLEDGEMENT:

CONSUMER CAPITAL GROUP INC.

By: /s/ Jack Gao
   ----------------------------------
   Jack Gao
   Chief Executive Officer

                                       5